UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 1, 2013

(Date of earliest event reported)

Callidus Software Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50463	77-0438629
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588

(Address of principal executive offices) (Zip Code)

(925) 251-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 1, 2013, the Compensation Committee of the Board of Directors adopted a cash incentive plan for Jimmy Duan, Senior Vice President, Chief Technology Officer. The plan is applicable to the second, third and fourth quarters of 2013. Under this plan, Mr. Duan is to be paid a commission for each quarter with a target equal to 65% of his base salary, based on achievement of metrics in the following categories: 25% based on service revenue, 25% based on service margin, and 50% based on recurring revenue gross margins. Incentive payments under this plan are pro-rated based on the level of achievement up to 110% for each respective metric.

Incentive payments will be made quarterly, based on achievement of metrics in the prior quarter. The Compensation Committee reserves the right in its discretion to reduce the magnitude of any payment under this plan. Mr. Duan is not eligible to participate in the Executive Incentive Bonus Plan that applies to the Company’s other executive officers in 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE, INC.

Date: July 8, 2013	By:	/s/ Bob L. Corey
Bob L. Corey
Senior Vice President, Chief Financial Officer